ICP Solar Acquires WES Power

Sunsei® Industrial line will address new markets in telecom and security

Montreal, Canada, March 6, 2008 – ICP Solar Technologies Inc. (OTCBB: ICPR, FRANKFURT: K1U.F), a developer, manufacturer and marketer of solar cells and products, announced today that it has completed the acquisition of privately held WES Power Technology Inc, a leader in renewable power performance management systems.

"We believe that the acquisition of Wes Power and its GreenMeter™ technology is strategically important for us," said ICP Solar CEO and Chairman, Sass Peress. "When combined with our patented rooftop solar tile technology, the Sunsei® Industrial line will now be in a position to provide our current customers, as well as new power generation channel customers, with a real-time hybrid communications monitor/controller for their systems. This will give our company a competitive advantage in the marketplace and position us to become a leader in these fast growing renewable power categories."

All of the ICP Solar chargers come with Plug’n’Play™ connections for quick connectivity, several adaptors for different applications including the GreenMeter™ which includes desktop software that records and displays the power generated from panels and up to the minute information on greenhouse gas savings.

"ICP Solar’s significant operational and manufacturing experience combined with our product development team will enhance our ability to serve our customers in the security and telecom segments and expand into the residential markets, says Gerry Heffernan, CEO WES Power Technology. "We look forward to working together and expanding our distribution options and leveraging the ICP Solar sales team particularly in the rapidly growing California market."

Financial terms of the transaction were not released.

About ICP Solar Technologies, Inc.

ICP Solar is a developer, manufacturer and marketer of solar cells and solar cell based products and building materials. Through the application of next-generation technologies and use of proprietary intellectual design the Company aims to be the industry's innovation leader. For the past 19 years, ICP Solar has led the consumer market through innovation and has now begun to apply that same philosophy to the OEM, rooftop and power generation segment of the solar industry .ICP Solar's management has over 50 years of experience in the renewable energy sector. The company’s headquarters are located in Montreal, Canada, with additional locations in the USA, Spain, Ireland and France.

Corporate information may be found at www.icpsolar.com

About WES Power Technology Inc.

WES Power Technology Inc. is a St. John's Newfoundland based company that is developing a line of performance management products for the renewable power market, for which wind and solar are key power sources.

Corporate information may be found at www.wespt.com

The forward-looking statements herein include, but are not limited to, the expected expansion of our solar solutions into Europe Middle East, Asia and Africa. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent SB-2 filing with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

Contact:

ICP Solar Technologies Inc.
Laurent Lafite, 514-270-5770 Ext. 120
Llafite@icpsolar.com
or
Lippert/Heilshorn & Associates
Jody Burfening/Elric Martinez, 212-838-3777
emartinez@lhai.com